Exhibit 99.1

Glucotrack, Inc. Encourages Shareholders to Vote

The Special Meeting of Shareholders reconvenes on November 7, 2025

Shareholders vote on Equity Purchase Agreement with Sixth Borough Capital Fund

Rutherford, NJ, November 3, 2025 (GLOBE NEWSWIRE) — Glucotrack, Inc. (Nasdaq: GCTK) (“Glucotrack” or the “Company”), a medical technology company focused on the design, development, and commercialization of novel technologies for people with diabetes, announced that it will reconvene a Special Meeting of Shareholders (the “Special Meeting”) on November 7, 2025, at 12 p.m. ET. Shareholders may access the meeting HERE.

Glucotrack strongly encourages all shareholders to vote their shares as soon as possible. The shareholder vote provides, in compliance with NASDAQ Listing Rule 5635(d), the ability to issue more than 20% of the Company’s issued and outstanding Common Stock through the $20 million Purchase Agreement with Sixth Borough Capital Fund LP.

The Company thanks participating shareholders who have already voted.

Shareholders of record as of the close of business on September 23, 2025, are entitled to vote at the Special Meeting. Glucotrack encourages all eligible shareholders to cast their votes as soon as possible, even if they plan to attend the Special Meeting. The fastest and easiest way to vote is by telephone or online, using the instructions provided in the voting materials. Shareholders may also vote by completing, signing, and returning their proxy card.

Please note that shareholders who hold Glucotrack stock in multiple accounts may receive separate voting materials for each account. These are not duplicates, and all accounts must be voted to ensure full representation of your shares.

The Board of Directors unanimously recommends that shareholders vote “FOR” all proposals. Every vote is important, and the Company encourages ALL shareholders to participate to ensure their shares are represented by voting as soon as possible so their votes are tabulated before the meeting date.

Additional Information and Assistance

Additional details regarding the proposals to be voted on at the Special Meeting are available in the Company’s definitive proxy statement, which was filed with the U.S. Securities and Exchange Commission (the “SEC”) on October 3, 2025, and can be accessed through the SEC’s website at www.sec.gov.

Shareholders who have questions or need assistance voting their shares may contact the Company’s proxy solicitation firm, Sodali & Co., toll-free at 1-888-777-2094 or via email at GCTK.info@investor.sodali.com. Banks and brokerage firms may call (203) 658-9400 for assistance.

About Glucotrack, Inc.

Glucotrack, Inc. (NASDAQ: GCTK) is focused on the design, development, and commercialization of novel technologies for people with diabetes. The Company is currently developing a long-term implantable continuous blood glucose monitoring system for people living with diabetes.

Glucotrack’s CBGM is a long-term, implantable system that continually measures blood glucose levels with a sensor longevity of 3 years, no on-body wearable component and with minimal calibration. The Glucotrack CBGM is an Investigational Device and is limited by federal (or United States) law to investigational use.

For more information, please visit http://www.glucotrack.com. Information on the Company’s website does not constitute a part of and is not incorporated by reference into this press release.

Forward-Looking Statements

This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Statements contained in this news release that are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the generality of the foregoing, words such as “anticipate”, “believe”, “expect”, “plan” and “will” are intended to identify forward-looking statements. Such forward-looking statements are based on the beliefs of management, as well as assumptions made by, and information currently available to, management. These statements relate only to events as of the date on which the statements are made, and Glucotrack undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. All of the forward-looking statements made in this press release are qualified by these cautionary statements, and there can be no assurance that the actual results anticipated by Glucotrack will be realized or, even if substantially realized, that they will have the expected consequences to or effects on us or our business or operations. Readers are cautioned that certain important factors may affect Glucotrack’s actual results and could cause such results to differ materially from any forward-looking statements that may be made in this news release. Factors that may affect Glucotrack’s results include, but are not limited to, the ability of Glucotrack to raise additional capital to finance its operations (whether through public or private equity offerings, debt financings, strategic collaborations or otherwise); risks relating to the receipt (and timing) of regulatory approvals (including U.S. Food and Drug Administration approval); risks relating to enrollment of patients in, and the conduct of, clinical trials; risks relating to Glucotrack’s future distribution agreements; risks relating to its ability to hire and retain qualified personnel, including sales and distribution personnel; and the additional risk factors described in Glucotrack’s filings with the SEC, including its Annual Report on Form 10-K for the year ended December 31, 2024 as filed with the SEC on March 31, 2025.

Contacts:

Investor Relations:

investors@glucotrack.com

Media:

GlucotrackPR@icrinc.com